UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 6, 2005

DERBY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-51094	13-4067620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 110310 Naples, Florida	34108-0106
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, including area code:    (239) 598-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On February 7, 2005, the Company signed an agreement for Share Exchange whereby the Company agreed to acquire all of the issued and outstanding common stock of Media Challenge Holdings Limited, a British Virgin Islands corporation (“Media”) in exchange for issuance of shares of the Company’s common stock.  A copy of the Agreement is attached hereto as an exhibit.

The parties to the Agreement are Derby Resources, Inc., Media Challenge Holdings Limited, Li Yingsheng, Ding Xiaofeng and Ren Dongsheng.  Other than with respect to the Agreement, there is no material relationship between the Company, or its affiliates, and any of the parties to the Agreement.

Consideration issued by the Company was a total of 16,321,800 shares of its common stock (the “Exchange Shares”) in exchange for 121,000 shares of Media, representing 100% of the issued and outstanding common stock of Media.  The Exchange ratio is approximately 134:1 (i.e., 134 shares of the Company’s common stock for each 1 (one) share of Media common stock exchanged).

The Closing of the Share Exchange occurred on June 6, 2005.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1

Share Exchange Agreement dated February 7, 2005, between the Company, Media Challenge Holdings Limited, Li Yingsheng, Ding Xiaofeng and Ren Dongsheng.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DERBY RESOURCES, INC (Registrant)

Date: June 8, 2005	/s/ James Charles, President

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